UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           February 1, 2007

ProUroCare Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Carlson Parkway, Suite 124, Plymouth, MN		55447
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code               952-476-9093

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment to Current Report on Form 8-K/A is being submitted to correct our statement relating to an employment agreement with our CEO, Richard Carlson previously reported on our Current Report on Form 8-K that was filed on February 6, 2007.

Item 1.01   Entry into Material Definitive Agreements

On February 6, 2007 we erroneously reported that ProUroCare Medical Inc. (the “Company”) entered into a definitive employment agreement with its Chief Executive Officer, Richard C. Carlson. In fact, Mr. Carlson did not execute his employment agreement at that time, as he believed it was in the best interests of the Company not to enter into such an agreement until its funding efforts were successfully completed.

The disclosure regarding the options granted to Mr. Carlson made at that time were accurate and remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

October 23, 2007	By:	/s/Richard C. Carlson
Richard C. Carlson
Chief Executive Officer